UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2011

DENBURY RESOURCES INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation or organization)

1-12935 (Commission File Number)	20-0467835 (I.R.S. Employer Identification No.)

5320 Legacy Drive, Plano, Texas	75024
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code:	(972) 673-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

This Form 8-K describes modifications to the compensation arrangements for Denbury Resources Inc.'s named executive officers designated in its most recent proxy statement, including setting of cash bonuses for 2011, and the terms of various 2012 compensation awards made or to be made in the first quarter of 2012 as determined or recommended by the Compensation Committee (the "Committee") of its Board of Directors and ratified by the independent members of the Board of Directors (the "Board") at its most recent meeting. The modifications to 2012 compensation arrangements principally involve changes to performance-based long-term incentive awards to be issued on a pre-determined date in early January 2012, a change to include awards based on Total Shareholder Return over a three-year period, and the setting of base compensation for 2012 for the Company’s most recently designated named executive officers, including its principal executive officer and its principal financial officer, and its next three most highly compensated executive officers. Otherwise the compensation arrangements and plans described in previous filings remain in place.

Item 5.02(e) - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Base Salaries

Effective January 1, 2012, the base salaries of the named executive officers will be increased over current base salary levels by an average of approximately 4%. These increases were considered necessary in order to keep the base salaries of the named executive officers at the level deemed appropriate by the Committee based in part on peer survey results and an evaluation performed by a third-party outside compensation consulting firm. Base salaries for 2012 will be $624,000 for Mr. Rykhoek, $423,280 for Messrs. Allen, Cornelius and McPherson, and $275,725 for Mr. Dubuisson.

Cash Bonus Grants to Employees and Officers for 2011

Since 1995, we have had a practice of paying cash bonuses to all of the Company’s employees and officers each year, except in 1998 when no bonuses were paid. Since 1998, we have paid cash bonuses ranging from 67% to 125% of base salary to the Company’s executive officers, depending on the Company's results for that year, as recommended by the Committee.

Historically, the Company's bonus practices have classified employees into various levels or tiers for bonus compensation purposes, which levels are based on an employee's position. Since 2007, the officers that are not part of the management Executive Committee (formerly the Investment Committee) have been eligible for cash bonuses ranging from 0% to 70% of base salary. Officers that are members of the Executive Committee (currently Phil Rykhoek, Mark Allen, Bob Cornelius and Craig McPherson) have been eligible for cash bonuses ranging from 0% to 100% of base salary. All of the Company's bonuses are paid at the same relative percentage for all levels (i.e., if the Committee determines that bonuses should be given at the top of the normal range, which for example for level one is 10%, then each other level would also be at the top of that level's normal range). Bonus determinations are made by the Committee subjectively, not based on arithmetic methods, formulas, or specific targets, but based on an overall retrospective evaluation of the Company's annual corporate results, taking into account a wide range of both non-numeric measures and financial and operational results, which measures and results usually are not determined until the year is near conclusion.

At its December meeting, the Committee concluded that cash bonuses for all employees for 2011 should be awarded at the level of 67% of the various bonus ranges for 2011. This decision was based in part on their assessment of the Company’s performance during 2011 with regard to various factors, including overall production, operating costs, and health, safety and environmental factors. As such, cash bonuses for 2011, to be paid in early 2012 at the 67% level of base salary, will be $402,000 for Mr. Rykhoek, $272,690 for Messrs. Allen and Cornelius, $183,038 for Mr. McPherson (a prorated amount for the eight-month period he was with the Company in 2011) and $124,341 for Mr. Dubuisson.

Incentive Grants to Officers

In determining the incentive grants to be awarded to these five named executive officers for 2012, the Committee generally followed the practice of the prior year, with the exception of 2012 performance-based long-term equity incentive awards, where the Committee added a new Total Shareholder Return (“TSR”) component to compare TSR of the Company to that of its peers over a three-year period.

As such, these incentive grants awarded to executive officers will consist of the following:

(1)	1/3 will be in the form of a three-year time-vesting restricted stock award which will cliff vest on March 31, 2015;

(2)
1/6 will be in the form of one-year performance-based restricted stock which will cliff vest on March 31, 2013, with the same performance criteria as those contained in the comparable 2011 awards, although with metrics modified for 2012; this restricted stock is to be earned during a one-year performance period based upon success in achieving specifically identified operational performance targets chosen by the Committee that reflect controllable Company performance factors which are largely intended to exclude the effect of changes in commodity prices;

(3)	1/6 will be in the form of three-year performance-based restricted stock based on comparison of Company TSR to that of Company peers, which will cliff vest on March 31, 2015; and

(4)	1/3 will be in the form of three-year cliff-vesting SARs payable in common stock which will vest on March 31, 2015.

Generally, the number of shares earnable under the performance-based awards for performance at the designated target levels (100% target vesting levels) can be increased if Company performance for 2012 exceeds the 100% target levels, up to doubling the number of shares if the maximum target levels are reached. If performance is below designated minimum levels for all performance targets, no performance-based shares will be earned. All of these awards will be granted in early January, with the exception of performance-based stock awards relating to the TSR, which are expected to be granted during the first quarter of 2012, pending final selection of a peer group and performance metrics of that grant.

In addition, the Executive Committee officers will be granted cash performance awards on the predetermined date in early January 2012, which will have the same 100% and maximum performance targets and metrics as the equity performance awards, but will be payable in cash rather than stock. If these cash awards are earned at the target level, Messrs. Rykhoek, Allen and Cornelius would be eligible to earn the same dollar amount as under awards granted in 2011, that being 100% target levels of $550,000 for Mr. Rykhoek and $350,000 for Messrs. Allen and Cornelius. The 100% target level award for Mr. McPherson, who joined the Company in May 2011, would be $234,932. All of these performance-based cash incentive awards would vest on March 31, 2013.

Other than the new three-year performance-based awards based upon TSR, which will be granted during the first quarter of 2012, the determination of the number of shares of restricted stock or SARs to be granted will be computed by dividing the dollar amount for incentive awards (which dollar amount has been set by the Committee for each officer in their compensation review) by (1) for the time-vesting restricted stock, the price of the Company's common stock as quoted on the NYSE on the predetermined early January 2012 grant date already set by the Committee, (2) for performance-based restricted stock (based on operational performance goals) at the 100% level of awards, the price used to calculate the number of time-vesting restricted shares in (1) above, and (3) for SARs, by the Black-Scholes value of the SARs based on the same early January 2012 share price utilized for determining the number of shares of restricted stock. The total dollar amount of 100% target-level equity-based incentive compensation for 2012 to be granted to Messrs. Rykhoek, Cornelius and Allen is the same dollar amount as the total of similar 100% target-level equity grants made to them in 2011, that being $2,275,000 to Mr. Rykhoek and $1,349,830 to Messrs. Allen and Cornelius. For 2012, the total equity-based award amount at the target level for Mr. McPherson is to be $906,050.

Mr. Dubuisson will be granted incentive awards for 2012 consisting of a $90,000 deferred cash award, time-vested restricted stock, performance-based restricted stock (based on the same parameters as the Executive Committee) and cliff-vesting SARs. The total dollar amount of equity-based 2012 incentive compensation to be granted to Mr. Dubuisson is $510,000. All equity incentive awards to Mr. Dubuisson will vest on March 31, 2013, as he is retirement eligible, except for the performance-based award based on TSR, which will vest on March 31, 2015.

The information below estimates the number of shares of common stock covered by awards to be granted in early January 2012, as described above, using solely for purposes of the estimation, a $15.00 per share formulaic common stock price. The closing price of the Company's common stock on December 14, 2011, the day the Committee took action, was $14.32.

		Estimated
	Estimated	Shares of	Estimated
	Shares of	Performance-	Shares of
	Time-Vesting	Based Stock (1)	Performance-
	Restricted	(operational performance	Based Stock	Estimated
	Stock (1)	- target amount)	(TSR)	SARs (1)
Phil Rykhoek	50,555	25,277	(2)	95,628
Robert Cornelius	29,996	14,998	(2)	56,739
Mark Allen	29,996	14,998	(2)	56,739
Craig McPherson	20,134	10,067	(2)	38,085
Ray Dubuisson	12,000	6,000	(2)	18,915

(1)	Estimated based upon a stock price of $15.00 per common share and a Black Scholes value of $7.93 per SAR.
(2)
The performance-based restricted stock based upon TSR is expected to be granted in March 2012 with the shares determinable at that time based upon the final selection of a peer group and performance metrics of that grant.

The above-described time-vested restricted stock, SARs, and TSR-based restricted stock will cliff vest on March 31, 2015 and the above-described performance-based restricted stock and cash performance awards both based on operational performance goals will vest on March 31, 2013, with all of the awards subject to earlier vesting in the event of a change in control, death, disability, or retirement, as defined in the Plan.

The Committee made the additional following determinations with regard to the grants of equity awards:

•	that time-vesting restricted shares be considered issued and outstanding upon issue but held by the Company's transfer agent until vesting has occurred;

•	that performance-vesting restricted shares not be considered issued and outstanding until vesting has occurred; and

•
that SARs awarded will have an exercise price equal to the closing price on the NYSE of the shares of the Company's common stock on the predetermined date in early January 2012 for grant of the awards. The SARs will expire seven years from the date of grant. Any increase in the stock price between the exercise price and the stock price on the exercise date will be paid solely in shares of Company common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: December 20, 2011	By:	/s/ Alan Rhoades
Alan Rhoades
Vice President and Chief Accounting Officer